Exhibit 99.5

CLEAR CHANNEL COMMUNICATIONS, INC. - ELECTION FORM (OPTIONS)

TO MAKE A VALID ELECTION, THIS FORM MUST BE RECEIVED BY CLEAR CHANNEL COMMUNICATIONS, INC. NO LATER THAN 5:00 P.M., NEW YORK CITY TIME, ON JULY 17, 2008.

I/we certify that I/we have complied with all requirements as stated in the instructions below. As of 5:00 p.m., New York City Time, on June 19, 2008, I/we was/were the holder(s) of the options to purchase shares of Clear Channel Communications, Inc. common stock for which the election in Box 3 hereof is made and give the instructions in this Election Form.

1 ***Signature:*** This form **must** be signed by the registered holder(s) exactly as such name(s) appears on the certificate(s) or by person(s) authorized to sign on behalf of the registered holder(s) by documents transmitted herewith.

X		
Signature of Option Holder	Date	Daytime Telephone #
X		
Signature of Option Holder	Date	Daytime Telephone #

2 **SUBSTITUTE FORM W-9**

PLEASE CERTIFY YOUR TAXPAYER ID OR SOCIAL SECURITY NUMBER BY SIGNING BELOW.

If the Taxpayer ID Number printed above is **INCORRECT** OR if the space is **BLANK** write in the **CORRECT** number here. → ☐☐☐☐☐☐☐☐☐

Under penalties of perjury, I certify that:

1. The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), **and**

2. I am not subject to backup withholding because: **(a)** I am exempt from backup withholding, or **(b)** I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or **(c)** the IRS has notified me that I am no longer subject to backup withholding, **and**

3. I am a U.S. person (including a U.S. resident alien).

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

Signature: ______________________ Date: __________

PLACE AN X IN THE ELECTION BOX ONLY

3

		Option Plan:	Shares Issuable Upon Exercise of Option(s) Elected for Cash
A	☐ Cash Election		
		Option Plan:	Shares Issuable Upon Exercise of Option(s) Elected for Stock
B	☐ Stock Election		

Note: Any shares issuable upon excercise of options not covered by the above will be deemed to have made a cash election.

All elections shall be deemed made based upon the number of shares of Clear Channel Communications, Inc. common stock specified above issuable upon exercise of options held by the option holder less the number of shares having a value (based upon a value of $36.00) equal to the exercise price payable on such exercise plus any required tax withholding.

All elections may be revoked or modified prior to 5:00 p.m. New York City time, on July 17, 2008, after which such elections become irrevocable.

About You and Your Options Shares – INDICATE ADDRESS CHANGE AS NECESSARY BELOW.

A. Exchange the number of shares of Clear Channel Communications, Inc. common stock issuable upon exercise of the options indicated in Section 3A above, less the number of shares having a value (based upon a value of $36.00) equal to the exercise price payable on such exercise plus any required tax withholding, for an amount in cash (without interest) determined pursuant to the merger agreement (subject to cutback by an amount equal to the Additional Equity Consideration (such amount not to exceed $1.00 per share), plus the Additional Per Share Consideration (if any)).

B. Exchange the number of shares of Clear Channel Communications, Inc. common stock issuable upon exercise of the options indicated in Section 3B above, less the number of shares having a value (based upon a value of $36.00) equal to the exercise price payable on such exercise plus any required tax withholding, for shares of CC Media Holdings, Inc. Class A common stock, **SUBJECT TO PRORATION AND CUTBACK** to the individual cap, with cash in lieu of fractional shares as determined pursuant to the merger agreement. If you make an election for stock you must complete and return the Letter of Transmittal.

Please note the following:

1. If you hold shares of stock, you will receive a separate election form with respect to such shares.
2. If you hold options to acquire shares of Clear Channel Communications, Inc. common stock granted under The Clear Channel Sharesave Scheme, you must complete this election form to make a cash election and/or stock election with respect to the shares issuable upon exercise of such options.
3. **If you do not submit this election form prior to 5:00 p.m. New York City time on July 17, 2008, you will be deemed to have elected to receive the cash consideration and all shares of Clear Channel Communications, Inc. common stock issuable upon exercise of your options will be converted into an amount in cash (without interest) determined pursuant to the merger agreement (subject to cutback by an amount equal to the Additional Equity Consideration (such amount not to exceed $1.00 per share), plus the Additional Per Share Consideration (if any)).** Refer to the proxy statement-prospectus dated [________], 2008 for more information.
4. There is no guarantee that you will receive your stock election choice. If the total stock elections received exceed the number of shares of stock consideration or if the number of shares of stock you elect exceed the individual cap, the number of shares you elect will be **SUBJECT TO PRORATION AND/OR CUTBACK**, all as set forth in the merger agreement. In this case, you will receive an amount in cash (without interest) for any shares for which you do not receive stock. Refer to the proxy statement-prospectus dated [________], 2008 for more information.
5. Clear Channel Communications, Inc., has the discretion to reject your stock election for reasons set forth in the merger agreement and described in the proxy statement-prospectus. For example, if you fail to properly fill out and timely submit this election form, do not properly fill out and timely submit the letter of transmittal or otherwise fail to properly make a stock election, the paying agent may reject your stock election and you will receive an amount in cash (without interest) for any shares of Clear Channel Communications, Inc. common stock issuable upon exercise of your options subject to such a rejected stock election.
6. Because individual circumstances may differ, option holders should consult their tax advisors to determine the tax effect to them of the merger, including the application and effect of foreign, state, local or other tax laws.

Indicate change of address here

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Do you need assistance?

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WHERE TO FORWARD YOUR TRANSMITTAL AND ELECTION FORM MATERIALS

By Mail or Overnight Courier:

Clear Channel Communications, Inc.
200 East Basse Road
San Antonio, TX 78209
Attn: Bridget Cornelius